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                                                                  Exhibit 10.1


                                                                  EXECUTION COPY
                                                                        (Senior)

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of October 31, 1997 between Huntway Partners, L.P., a Delaware limited partnership (the "Company"), and Fleet National Bank, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     The Company and the Trustee are parties to an Amended and Restated Collateralized Note Indenture (the "Existing Indenture") dated as of December 12, 1996.

     Pursuant to a Sequencing and Amendatory Agreement dated as of October 31, 1997 among the Company and numerous other parties, including the Trustee, the Company and all of the Holders under the Existing Indenture have agreed to the amendments to the Existing Indenture hereinafter set forth, and have acknowledged and agreed that the signatures of such Holders thereto constitute a consent, by Act of such Holders pursuant to Section 104 of the Existing Indenture, to amend the Existing Indenture as hereinafter set forth.

     Pursuant to Section 803 of the Existing Indenture, the Trustee has received an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Existing Indenture.

     Accordingly, pursuant to Section 802 of the Existing Indenture, the Company and the Trustee are entering into this Supplemental Indenture.

            The Company and the Trustee hereby agree as follows:

            1. Amendments to the Existing Indenture.

            The Existing Indenture is amended as follows:

            (a) Definitions.

            (i) The following definitions contained in Section 101 of the Existing Indenture are restated to read as follows:

            "Collateral Agent" means United States Trust Company of New York (or its successor), the entity named in the Intercreditor Agreement as collateral agent under this Indenture, the Letter of Credit Agreement and the Senior Subordinated Indenture.

            "Common Units" means common stock of the obligor on the Securities; except that so long as Huntway remains the Company, "Common Units" means units

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            representing a fractional part of the partnership interests of the limited partners in the Huntway Partnership Agreement.

            "Intercreditor Agreement" means, notwithstanding the meaning set forth in the Preliminary Statement of this Indenture, the Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 among the Trustee, the Collateral Agent, the Holders and Bankers Trust, as issuer of letters of credit, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

            "Restricted Junior Payment" means any distribution, direct or indirect, whether in cash or other property on account of (i) the units of ownership in or capital stock of the Company or any other equity ownership interest in the Company or dividend, distribution or similar payment, redemption, purchase, retirement or other acquisition for value, direct or indirect, of any units of ownership in or capital stock of the Company or any other equity ownership interest in the Company, (ii) the Convertible Notes for the payment or prepayment of principal or the redemption, purchase, retirement or defeasance with respect to such securities, (iii) the Junior Subordinated Debentures for the payment or prepayment of principal or interest or the redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to such securities (except for the payment of interest in the form of securities in the same form and tenor as the Junior Subordinated Debentures pursuant to Section 307(a) of the Junior Subordinated Debenture Indenture), and (iv) warrants, options or other rights to acquire units of ownership in or capital stock of the Company in order to retire, or to obtain the surrender of, such securities.

            (ii) The following definitions are added to Section 101 of the Existing Indenture:

            "Anticipated Merger" means the merger of Huntway into a corporation organized and existing under the laws of the State of Delaware that has conducted no business and incurred no liabilities solely for the purpose of changing the form in which Huntway's business is conducted.

            "Convertible Notes" means the 9-1/4% Senior Subordinated
            Secured Convertible Notes due 2007 issued by the Company under the Senior Subordinated Indenture.

            "Huntway" means Huntway Partners, L.P., a Delaware limited partnership.

            "LOC Bank" means the issuer of the letters of credit issued under the Letter of Credit Agreement.

            "Senior Subordinated Indenture" means the Indenture dated as of October 15, 1997 between the Company and State Street Bank and Trust Company, as trustee, as from time to time amended, restated, supplemented or otherwise modified.

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            (b) Money for Security Payments to be Held in Trust.  Section
403 of the Existing Indenture is amended by inserting the words ", as such Agreement is amended, restated or modified from time to time" after the words "New York" in the last line of the first paragraph of such Section.

            (c) Maintenance of Existence. Section 404 of the Existing Indenture is amended by substituting the words "partnership or corporate existence, as the case may be" for the words "partnership existence" in the second line of such Section.

            (d) Limitation on Indebtedness. Section 406 of the Existing Indenture is amended by inserting the following new paragraph (k), redesignating current paragraphs 406(k) and (l) as 406(l) and (m), respectively, and replacing the reference to "(k)" in new paragraph 406(m) with "(l)":

                   (k) The Company may become and remain liable with respect to the Indebtedness under the Senior Subordinated Indenture;

            (e) Limitation on Liens. Section 410 of the Existing Indenture is amended by inserting the following new paragraph (h):

                   (h) Liens securing obligations under the Senior Subordinated Indenture.

            (f) Transactions with Partners and Affiliates. Section 414 of the Existing Indenture is amended by (i) inserting the words "or capital stock of" after the words "interests in" in the fourth line of such Section; and (ii) inserting the words "or capital stock issued to such Person in exchange for such Common Units pursuant to the Anticipated Merger" after the word "Plan" in the last line of such Section.

            (g) Limitation on Consolidated Capital Expenditures. Section 418 of the Existing Indenture is amended by restating the first paragraph of such Section to read as follows:

                  The Company will not and will not permit any of its Subsidiaries to make, in the aggregate, Consolidated Capital Expenditures in an amount in excess of $2,500,000 during 1997, in excess of $3,000,000 during 1998 or in excess of $1,250,000 during any subsequent calendar year.

           (h) Fundamental Changes Only on Certain Terms. Section 419 of the Existing Indenture is amended by (A) inserting the words "(except pursuant to the Anticipated Merger)" after the word "Partners" in the eighth line of such Section; (B) inserting the words "prior to the Anticipated Merger" before the word "allow" in the eighth line of such Section and before the word "add" in the ninth line of such Section; (C) inserting the following as a new subsection
(d) and relettering existing subsection (d) as subsection (e): "(d) the Company may effect the Anticipated Merger; and"; and (D) inserting the following text at the end of Section 419:
            "Upon any consolidation or merger of the Company or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this Section 419, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or

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            other disposition is made, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor person had been named as the Company herein or therein.

            (i) Other Amendments. Section 424 of the Existing Indenture is amended by inserting the words "or the Senior Subordinated Indenture" after the word "Indenture."

            (j) Replacement Letter of Credit. Section 425 of the Existing Indenture is restated to read in its entirety as follows:

           Upon the expiration or termination of the commitment of Bankers Trust Company to issue letters of credit under the Letter of Credit Agreement, the Company shall enter into a new letter of credit facility (the "Replacement Letter of Credit Agreement") providing for a commitment to issue letters of credit used to support purchases of crude oil and to support hedging obligations in an aggregate stated amount of at least $17,500,000 but not to exceed $22,000,000 at any one time for a period of not less than 12 months from the effective date thereof. The Company will not, without the consent of the Requisite Holders, amend any Replacement Letter of Credit Agreement if any such amendment would shorten the term of, or increase to above $22,000,000
(exclusive of the amount of the IDB Letter of Credit) or decrease the amount of credit under, the Letter of Credit Agreement or such Replacement Letter of Credit Agreement.

            (k) Events of Default Section 501(e)of the Existing Indenture is amended by inserting the words "(or, following the Anticipated
Merger, stockholders)" after the word "partners" each time it appears and by inserting the words "(or, following the Anticipated Merger, capital stock)" after the words "units of ownership"; Section 501(f) is amended by inserting the words "(or, following the Anticipated Merger, stockholders)" after the word "partners" each time it appears; and the text in Section 501(l) prior to the semi-colon therein is replaced with the following words: "the General Partner and the Special General Partner shall cease to be the sole general partners of the Company, other than as a result of the Anticipated Merger".

            (l) Acceleration of Maturity. Section 502 of the Existing Indenture is amended by inserting after the words "Carl O. Roark)" the words ", and to the trustee under the Senior Subordinated Indenture (at Corporate Trust Department, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Susan Freedman)".

            (m) Application of Money Collected. Section 506 of the Existing Indenture is amended by inserting the words "Article 12 of the Senior Subordinated Indenture or" prior to the words "Article Ten".

            2. Effect on Existing Indenture. Except as expressly amended by this Supplemental Indenture, the Existing Indenture shall remain in full force and effect.

            3. Indenture Trustee. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which


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terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect of the validity thereof.

            4. Counterparts. This Supplemental Indenture may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

     IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.


                     HUNTWAY PARTNERS, L.P.,
                     a Delaware limited partnership

                     By HUNTWAY MANAGING PARTNER, L.P.,
                        its Managing General Partner

                     By The Huntway Division of
                        Reprise Holdings, Inc.,
                        its Sole General Partner

                     By:   /s/ Warren J. Nelson
                        -------------------------------------
                        Name:  Warren J. Nelson
                        Title: Executive Vice President and
                                 Chief Financial Officer

                     FLEET NATIONAL BANK
                     a national banking association,
                     as Trustee

                     By: /s/ Susan Freedman
                        -------------------------------------
                     Name:  Susan Freedman
                     Title: Authorized Signatory